MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.




                                February 20, 2004


Medialink Worldwide Incorporated
708 Third Avenue
New York, NY 10017
Attn:    Rich Kellner,
         Vice President,  Finance

Ladies and Gentlemen:

This letter refers to certain agreements between Merrill Lynch Business Financial Services Inc. ("MLBFS") and Medialink Worldwide Incorporated ("Customer"), with respect to the following documents:

 (i) that certain WCMA LOAN AND SECURITY AGREEMENT NO. 885-07G15 dated as of July 26, 1999 between MLBFS and Customer, as amended by that certain modification letter dated as of April 8, 2002 from Jason Deegan to Customer (the "First Modification Letter"), and that certain modification letter dated as of February 26, 2003 from Jason Deegan to Customer (the "Second Modification Letter"), as thereafter amended from time to time (collectively, the "Loan Agreement");

(ii) that certain UNCONDITIONAL GUARANTY dated as of July 26, 1999 given in favor of MLBFS by The Delahaye Group, Inc. (the "Unconditional Guaranty"); and

(iii) all other agreements between MLBFS, Customer the parties to the agreements listed above, or any other party who at any time has guaranteed or provided collateral for Customer's obligations to MLBFS in connection therewith (the "Other Agreements").

For purposes of this letter, (a) the Loan Agreement, the Unconditional Guaranty and the Other Agreements will collectively be referred to as the "Loan Documents", and (b) Customer and any party who at any time has guaranteed or provided collateral for Customer's obligations to MLBFS will collectively be referred to as the "Obligors". Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

Pursuant to that certain letter dated as of January 30, 2004 from Jason Deegan to the Customer (the "Reservation of Rights Letter"), Customer was notified that an Event of Default under the Loan Agreement and the other Loan Documents had occurred and was continuing as a result of

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the Customer's failure to comply with the minimum tangible net worth covenant as outlined in Section (e) of the First Modification Letter (the "Existing Event of Default"). Pursuant to the Reservation of Rights Letter, MLBFS reserved all of its rights and remedies under the Loan Agreement and the other Loan Documents with respect to the Existing Event of Default and any other Events of Default that may have occurred or arise thereafter.

Customer has requested that MLBFS forbear from enforcing its rights and remedies under the Loan Agreement and the other Loan Documents as a result of the Existing Event of Default, and MLBFS has agreed to do so, subject to the execution and delivery of this letter agreement by Customer, and its continued compliance with the terms and conditions of this letter agreement and the Loan Agreement and other Loan Documents, as modified herein.

Accordingly, effective as of the Effective Date (as defined below), the Loan Documents are hereby amended as follows:

(a) The Loan Agreement is hereby modified by amending the term "Maximum WCMA Line of Credit" to mean $5,000,000.

(b) The Loan Agreement is hereby modified by deleting Section 6(j) Minimum Tangible Net Worth in its entirety, and inserting the following in lieu thereof:

       "(j) Minimum Tangible Net Worth. Customer's "tangible net worth" shall at all times exceed $9,500,000.00. For the purposes hereof, the term "tangible net worth" shall mean Customer's net worth as shown on Customer's regular financial statements prepared in accordance with GAAP, but excluding an amount equal to: (i) any Intangible Assets, (ii) any amount now or hereafter directly or indirectly owing to Customer by officers, shareholders or affiliates of Customer, and
        (iii) investments in Newstream.com. "Intangible Assets" shall mean the total amount of goodwill, patents, trade names, trade or service marks, copyright, experimental expense, organization expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets, and such other assets as are properly classified as "intangible assets" of the Customer determined in accordance with GAAP."

(c) The Loan Agreement is hereby modified by deleting the first sentence of Section 6(n) in its entirety and inserting the following in lieu thereof:

        "For the period beginning January 1, 2004 and ending
        April 15, 2004, Customer's Capital Expenditures shall not exceed $500,000 in the aggregate."

(d) The Loan Agreement is hereby modified by the addition of the following new
    Section 6(o):

        "Corporate Liquidity. Customer shall maintain at all times an aggregate of cash and unencumbered marketable securities owned and controlled by Customer (excluding cash, securities and other financial assets in any IRA, 401(k), or other retirement account) in excess of $1,750,000."

(e) The Loan Agreement is hereby modified by the addition of the following new
    Section 6(p):

        "Restricted Payments. Customer shall not declare or pay any dividends or make any other distributions on its capital stock, or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding.

So long as Customer shall continue to comply with the terms and conditions of the Loan Documents, as modified herein, MLBFS agrees to forbear from enforcing any of its rights and remedies under the Loan Documents, at law or in equity, with respect to the Existing Event of Default. Notwithstanding the foregoing, nothing herein constitutes a waiver by MLBFS with respect to any of its rights or remedies under any of the Loan Documents as a result of the occurrence or existence of any other Event of Default, all of which rights and remedies are hereby reserved.

Except as expressly amended hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions.

By their execution of this Letter Agreement, the below-named guarantor hereby consents to the foregoing modifications to the Loan Documents, and hereby agrees that the "Obligations" under its Unconditional Guaranty and/or agreements providing collateral shall extend to and include the Obligations of Customer under the Loan Documents, as amended hereby.

Customer and said Guarantor acknowledge, warrant and agree, as a primary inducement to MLBFS to enter into this Agreement, that: (a) no Default or Event of Default (other than the Existing Event of Default) has occurred and is continuing under the Loan Documents; (b) each of the warranties of Customer in the Loan Documents are true and correct as of the date hereof and shall be deemed remade as of the date hereof; (c) neither Customer nor Guarantor has any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (d) neither Customer nor Guarantor has any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

Provided that no Event of Default (other than the Existing Event of Default), or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall then have occurred and be continuing under the terms of the Loan Documents, the amendments and agreements in this Letter Agreement will become effective on the date (the "Effective Date") upon which:
(a) Customer and the Guarantors shall have executed and returned to MLBFS the duplicate copy of this Letter Agreement enclosed herewith; (b) an office of MLBFS shall have reviewed and approved this Letter Agreement as being consistent in all respects with the original internal authorization hereof; (c) the principal amount of the outstanding Obligations shall not exceed the maximum WCMA Line of Credit as amended hereby; (d) Customer shall have paid to MLBFS a forbearance fee in the amount of $20,000, which amount Customer authorizes MLBFS to charge against Customer's WCMA Account on the date hereof; and (e) Customer shall reimburse MLBFS for all of its reasonable costs and expenses, including reasonable attorneys' fees, incurred in connection with the preparation and negotiation of this Amendment, which amount Customer authorizes MLBFS to charge against Customer's WCMA Account.

Notwithstanding the foregoing, if Customer and the Guarantor do not execute and return the duplicate copy of this Letter Agreement within 4 days from the date hereof, or if for any other reason (other than the sole fault of MLBFS) the Effective Date shall not occur within said 4 day period, then all of said amendments and agreements, including the Agreement of

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MLBFS to forbear from enforcing the Existing Event of Default, will, at the sole option of MLBFS, be void.

Very truly yours,

MERRILL LYNCH BUSINESS
FINANCIAL SERVICES INC.


By: /s/Jason E. Deegan
    ----------------------------
    Jason E. Deegan
    Assistant Vice President


Accepted and Agreed this 23rd
day of February, 2004.

Medialink Worldwide Incorporated

By: /s/Richard Kellner
    ----------------------------

Printed Name: Richard Kellner

Approved and agreed to this 23rd
day of February, 2004

The Delahaye Group, Inc.

By: /s/J. Graeme McWhirter
   -----------------------------

Printed Name: J. Graeme McWhirter

Title: Vice President